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                                                                Exhibit 23.05


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this registration statement on Form S-1 of our report dated February 4, 1998, except for Note 9 as to which the date is February 10, 1998, on our audits of the financial statements of K.L.C., Inc. We also consent to the reference to our firm under the caption "Experts."

/s/ Coopers & Lybrand L.L.P.

Hartford, Connecticut
February 18, 1998